Exhibit 32.2

Certification of Periodic Report

I, Ilan Daskal, Chief Financial Officer of Bio-Rad Laboratories, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 31, 2020	/s/ Ilan Daskal
Ilan Daskal
Executive Vice President,
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.